EXHIBIT 5.1

Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701

March 30, 2009

TerreStar Corporation
12010 Sunset Hills Road
Reston, Virginia 20190

Re:	TerreStar Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have reviewed the Registration Statement on Form S-3 (SEC File No. 333-152188) (the “Registration Statement”) of TerreStar Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of up to  27,213,984 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), proposed to be offered by the selling stockholders set forth therein (together, the “Selling Stockholders”), consisting of (i)  2,213,984 shares held by the Selling Stockholders who acquired these shares from the Company in exchange for shares of common stock of TerreStar Networks, Inc. and (ii) 25,000,000 shares issuable by the Company as a stock dividend payable on shares of Series B Cumulative Convertible Preferred Stock held by the Selling Stockholders.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended, of the Company on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the issuance of the Shares, as certified to us by a Company officer, (iii) certain resolutions of the Board of Directors of the Company, as certified to us by a Company officer, (iv) a specimen certificate representing the Common Stock, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof.  We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.  As to all matters of fact material to such opinion, we have relied upon representations of officers of the Company.

In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies.  In rendering the opinion set forth below, we have assumed that the certificate or certificates evidencing the Shares was manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and will conform to the specimen stock certificate examined by us evidencing the Common Stock.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, the Shares are validly issued, fully paid and non-assessable.

TerreStar Corporation
March 30, 2009

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.  This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above-referenced registered re-sale of Shares and is not intended to be relied upon by any other person or for any other purpose.

Very truly yours,

/s/ Andrews Kurth LLP
Andrews Kurth LLP